                                                                     Exhibit 3.1


                          CERTIFICATE OF INCORPORATION

                                       OF

                           ORION POWER HOLDINGS, INC.

             Pursuant to Section 102 of the General Corporation Law
                            of the State of Delaware

                  The undersigned, in order to form a corporation pursuant to
Section 102 of the General Corporation Law of Delaware, does hereby certify:

                  FIRST: The name of the Corporation is Orion Power Holdings,
Inc.

                  SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 1,000,000 shares, consisting of (i) 500,000 shares of Common Stock, par value $.01 per share (the "Common Stock") and (ii) 500,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

                  A.   Preferred Stock

                         1. Issuance. The Board of Directors is authorized,
subject to limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares to be included in each such series, and to fix the designations, powers, preferences, and rights of the shares of each such series, and any qualifications, limitations, or restrictions thereof.
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                  B.   Common Stock

                         1. Dividends. Subject to the preferential rights, if
any, of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property, or in shares of Common Stock.

                         2. Voting Rights. At every annual or special meeting of
stockholders of the Corporation, every holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock standing in his name on the books of the Corporation.

                         3. Liquidation, Dissolution, or Winding Up. In the
event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Common Stock shall be entitled to share ratably in the remaining net assets of the Corporation.

                  FIFTH: The name and mailing address of the Incorporator is as follows:

                  Name                      Mailing Address
                  Rowena Villanueva         c/o Fried, Frank, Harris, Shriver & Jacobson
                                            One New York Plaza
                                            New York, New York  10004

                  SIXTH: The Board of Directors is expressly authorized to adopt, amend, or repeal the by-laws of the Corporation.

                  SEVENTH: Elections of directors need not be by written ballot unless the by-laws of the Corporation shall otherwise provide.

                  EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability


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
of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any repeal or modification of this Article EIGHTH by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. For purposes of this Article EIGHTH, all references to a director shall also be deemed to refer to any person or persons, if any, who, pursuant to a provision of this Certificate of Incorporation, or the by-laws of the Corporation exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors of the Corporation.

                  NINTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  IN WITNESS WHEREOF, I have hereunto set my hand this 5th day of March, 1998, and I affirm that the foregoing certificate is my act and deed and that the facts stated therein are true.


                                           /s/ Rowena Villanueva
                                           _____________________________________
                                           Rowena Villanueva, Incorporator



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

                                AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                           ORION POWER HOLDINGS, INC.

     Orion Power Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies as follows:

     1. The name of the Company is Orion Power Holdings, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was March 5, 1998 (the "Original Certificate of Incorporation").

     2. This Amendment to the Certificate of Incorporation amends the provisions of the Original Certificate of Incorporation and (i) was duly adopted by the Board of Directors in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware (the "DGCL"), (ii) was declared by the Board of Directors to be advisable and in the best interests of the Corporation and was directed by the Board of Directors to be submitted to and be considered by the stockholders of the Corporation entitled to vote thereon for approval by the affirmative vote of such stockholders in accordance with Section 242 of the DGCL, and (iii) was duly adopted by a stockholder consent in lieu of a meeting of the stockholders, with the holders of a majority of the outstanding shares of the Corporation's capital stock entitled to vote thereon, and a majority of the outstanding capital stock of each class entitled to vote thereon as a class, of Sections 228 and 242 of the DGCL and the terms of the Original Certificate of Incorporation.

     3. The text of the Original Certificate of Incorporation is hereby amended as follows:

          The first sentence of the Fourth section be amended and restated to read, in its entirety, as follows:

          "FOURTH" The total number of shares of all classes of common stock which the Corporation shall have authority to issue is 2,500,000 shares, consisting of (i) 2,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock") and (ii) 500,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of shares of Common Stock or Preferred Stock with preemptive rights."

     I, Jack Fusco, the Chief Operating Officer of the Company, for the purpose of amending the Company's certificate of incorporation pursuant to the DGCL, do make this certificate, hereby declaring and certifying that this is my act and deed on behalf of the Company this 20th day of September, 1999.




                                             /s/ Jack Fusco
                                             -----------------------------------
                                             Name: Jack Fusco
                                             Title: Chief Operating Officer

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT


It is hereby certified that:

         1. The name of the corporation (hereinafter called the "Corporation") is ORION POWER HOLDINGS, INC.

         2. The registered office of the Corporation within the State of Delaware is hereby changed to 9 East Loockerman Street, City of Dover 19901, County of Kent.

         3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

         4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.


Signed on October 29, 1999


                              /s/ W. Thaddeus Miller
                              ------------------------------------
                              W. Thaddeus Miller, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             ORION POWER HOLDINGS, INC.
                         ---------------------------------

                            Under Section 242 of the
                        Delaware General Corporation Law
                         ---------------------------------

         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "Corporation") is Orion Power Holdings, Inc.

         2. The Certificate of Incorporation, as amended, of the Corporation is hereby amended by:

                  (a) deleting the first sentence of Article Fourth and by inserting the following new first sentence of Article Fourth in lieu thereof:

                           FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 210,000,000 shares, consisting of (i) 200,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock") and (ii) 10,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

                  (b) deleting Article Seventh and by inserting the following new of Article Seventh in lieu thereof:

                           SEVENTH. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall otherwise provide. Subject to the rights of the holders of any class separately entitled to elect one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of at least a majority of the combined voting power of all classes of shares of capital stock entitled to vote in the election for directors voting together as a single class.

                  (c) deleting Article Ninth and by inserting the following new Article Ninth in lieu thereof:

                           NINTH: Subject to the provisions of Article Tenth, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  (d) inserting the following Article Tenth:

                           TENTH: For as long as investment partnerships or other entities affiliated with Goldman, Sachs & Co. (Goldman, Sachs & Co. and such investment partnerships and other entities are referred to collectively hereafter as the "Goldman Sachs Entities") either:

                                    (i) own a percentage of the outstanding
                                    voting securities of the Corporation that is not less than the percentage provided in the Public Utility Holding Company Act of 1935, as amended, or any successor statute of similar import ("PUHCA") or the Federal Power Act, as amended, or any successor statute of similar import (the "FPA") for any of the Goldman Sachs Entities solely by virtue of such ownership either to be deemed any of an "affiliate," a "subsidiary company" or a "holding company" (as each such term is defined in PUHCA), or to cause any of the Goldman Sachs Entities to be subject to regulation under PUHCA or the FPA (collectively, the "Statutory Threshold," it being understood that as of October 2000, the Statutory Threshold under PUHCA is equal to five percent (5%) of the outstanding voting securities of the Corporation); or


                                    (ii) exercise a "controlling influence"
                                    (within the meaning of PUHCA) with respect to the Corporation that would cause any of the Goldman Sachs Entities to be deemed a "subsidiary company" or a "holding company" under PUHCA or to be deemed related to the Corporation in a manner and to a degree that would cause any of the Goldman Sachs Entities to be deemed an "affiliate" under PUHCA or subject to regulation under PUHCA, and so long as PUHCA (or any successor statute of similar import) or the FPA (or any successor statute of similar import), as the case may be, is in effect, without the prior written consent of the Goldman Sachs Entities (a) the Corporation may not acquire, directly or indirectly, any of the voting securities of, and the Corporation undertakes that it will not take any action which would cause it, any of the Goldman Sachs Entities or any other stockholder of the Corporation to become, (x) a "public utility company" (as such term is defined in PUHCA) or (y) an "affiliate," a "subsidiary company" or a "holding company" under PUHCA with respect to any such "public utility company," and (b) the Corporation undertakes that it will not take any action that would cause it to become a "public-utility" (as such term is defined in the FPA), in each case so long as any of (1) acquiring any such securities, (2) becoming a "public utility company" or an "affiliate," a "subsidiary company" or a "holding company" of a "public utility company" under PUHCA, or (3) becoming a "public-utility" under the FPA imposes material regulatory or other restrictions on either the Corporation, any of the Goldman Sachs Entities or any other stockholder of the Corporation. The preceding sentence shall not, however, in any way restrict or prohibit the Corporation from (a) becoming, or require the prior written consent of the Goldman Sachs Entities for the Corporation to become, a "public-utility" under the FPA solely by reason of the Corporation's (i) ownership of any "exempt wholesale generator" (as such term is defined in PUHCA) or any "qualifying facility" (as such term is defined in the Public Utility Regulatory Policies Act of 1978), (ii) authority to directly or through an affiliate or subsidiary market or broker wholesale power including related services or (iii) ownership of electric transmission facilities relating to an exempt wholesale generator or qualifying facility, that is subject to the FPA, or (b) making other necessary filings to effectuate the acquisition of electric generating assets located in the United States or Canada not otherwise prohibited under this Article Tenth. Notwithstanding any other provision of this Certificate of Incorporation, as amended, this Article Tenth shall not be amended, modified or repealed without the prior written consent of the Goldman Sachs Entities for as long as the Goldman Sachs Entities own a percentage of the outstanding voting securities of the Corporation that is not less than the Statutory Threshold or exercise a "controlling influence" with respect to the Corporation within the meaning of PUHCA.

         (e) inserting the following Article Eleventh:

                  ELEVENTH. Subject to the rights of the holders of any series of Preferred Stock:

                           (i) any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders; and

                           (ii) special meetings of stockholders of the Corporation, unless otherwise prescribed by statute, may be called only by the entire

                           Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

                  At any annual meeting or special meeting of stockholders of the Corporation, only such business will be conducted or considered as has been brought before such meeting in the manner provided in the By-Laws of the Corporation.

                    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      3. This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
      Signed and attested to this ___ day of November, 2000.




                                    -----------------------------------
                                    Name:
                                    Title: